EXHIBIT NO. 32.1
Form 10-KSB
United National Film Corporation
File No. 33-25350-FW

                   CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                      OF THE SARBANES-OXLEY ACT OF 2002 -
              CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report of United National Film Corporation (Company) on Form 10-KSB for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Glenn A Little Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: September 28, 2006                       By: /s/ Glenn A Little
       ------------------                          -----------------------------
                                                                  Glenn A Little
                                                     Chief Executive Officer and
                                                         Chief Financial Officer



A signed  original of this  written  statement  required by Section 906 has been provided  to United  National  Film  Corporation  and will be retained by United
National Film Corporation and furnished to the Securities and Exchange Commission or its staff upon request.